Exhibit 99.1

ST. BERNARD SOFTWARE, INC.

Unaudited Pro Forma Condensed

Consolidated Financial Statements

On August 13, 2007, St. Bernard Software, Inc. (“St. Bernard”) entered into an Asset Purchase Agreement with EVault, Inc. (“EVault”), a wholly-owned subsidiary of Seagate Technology, pursuant to which St. Bernard agreed to sell the legacy Open File Manager product line to EVault for $6.875 Million in cash. The unaudited pro forma condensed consolidated financial information herein assumes the transaction occurred as of January 1, 2006, adjusting the consolidated statement of operations to exclude the direct operating results of the assets sold for the twelve months ended December 31, 2006 and six months ended June 30, 2007, respectively. In addition, the pro forma adjustments are based on the value of the related assets and liabilities on June 30, 2007, where such values may differ from those on the close date of the transaction. The gain on sale of the net assets as presented below is based on estimates of the working capital and cash flow results from the period of June 30, 2007 through the close date of the transaction.

ST. BERNARD SOFTWARE, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of June 30, 2007

	Consolidated	Pro Forma Adjustments		Pro Forma
ASSETS

Current Assets:
Cash and cash equivalents	$336,686	$6,875,000	(a)	$7,211,686
Accounts receivable, net	4,087,960	—		4,087,960
Inventories	725,911	—		725,911
Prepaid expenses and other current assets	492,000	—		492,000

Total current assets	5,642,557	6,875,000		12,517,557
Fixed Assets—Net	1,857,772	(10,000	)(b)	1,847,772
Other assets, net	3,540,610	—		3,540,610
Goodwill	7,542,664	—		7,542,664

Total Assets	$18,583,603	$6,865,000		$25,448,603

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Line of credit	2,338,408	—		2,338,408
Accounts payable	3,995,139	195,000	(c)	4,190,139
Accrued compensation expenses	1,413,962	—		1,413,962
Accrued expenses and other current liabilities	386,267	—		386,267
Current portion of capitalized lease obligations	144,846	—		144,846
Deferred revenue	10,878,632	(1,627,819	)(d)	9,250,813

Total Current Liabilities	19,157,254	(1,432,819)		17,724,435
Capitalized Lease Obligations, Less Current Portion	249,526	—		249,526
Deferred Revenue	5,604,670	(274,681	)(d)	5,329,989

Total Liabilities	25,011,450	(1,707,500)		23,303,950

Stockholders’ Equity:
Preferred stock	—	—		—
Common stock	147,425	—		147,425
Additional paid-in capital	38,757,731	—		38,757,731
Accumulated deficit	(45,333,003)	8,572,500	(e)	(36,760,503)

Total Stockholders’ Equity (Deficit)	(6,427,847)	8,572,500		2,144,653

Total Liabilities and Stockholders’ Equity	$18,583,603	$6,865,000		$25,448,603

Pro forma adjustments to the consolidated balance sheet relate to the sale of certain assets and related liabilities to EVault:

(a)	Cash paid for net assets and liabilities of $6.875 Million.
(b)	Represents fixed assets related to the Open File Manager product line.
(c)	Represents estimated closing costs
(d)	Represents unearned revenues related to the Open File Manager product line.
(e)	Represents the estimated gain on the sale of the net assets of the Open File Manager product line.

The following table reconciles the accumulated deficit as originally reported as of June 30, 2007 for St. Bernard Software, Inc. to the pro forma accumulated deficit:

Accumulated Deficit Reconciliation

Accumulated Deficit as reported at June 30, 2007		$(45,333,003)
Disposition of St. Bernard business:
Cash consideration (inclusive of estimated working capital adjustment)	6,875,000
Plus liabilities assumed net of assets sold by buyer	1,892,500
Less estimated expenses related to sale	(195,000)

Net gain on sale of the Open File Manager product line		8,572,500

Pro forma Accumulated Deficit as of June 30, 2007		$(36,760,503)

St. Bernard Software, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2007

	Consolidated	Pro Forma Adjustments		Pro forma
Sales	$10,414,718	$(2,760,701	)(f)	$7,654,017

Cost of sales	3,452,226	(286,106	)(f)	3,166,120

Gross profit	6,962,492	(2,474,595)		4,487,897

Operating expenses:

Sales and marketing expenses	7,474,019	(353,042	)(g)	7,120,977

Research and development expenses	3,682,872	(391,994	)(h)	3,290,878

General and administrative expenses	4,860,114	(2,174	)(i)	4,857,940

Total operating expenses	16,017,005	(747,210)		15,269,795

Loss from operations	(9,054,513)	(1,727,385)		(10,781,898)

Interest expense, net	72,061	—		72,061
Gain on sale of UpdateEXPERT	(3,463,418)	—		(3,463,418)

Loss before income taxes	(5,663,156)	(1,727,385)		(7,390,541)

Income tax expense	(4,235)	—		(4,235)

Net loss	$(5,667,391)	$(1,727,385)		$(7,394,776)

Net loss per share, basic and diluted	$(0.38)			$(0.50)

Weighted average shares outstanding, basic and diluted	14,779,434			14,779,434

St. Bernard Software, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2006

	Consolidated	Pro Forma Adjustments		Pro forma
Sales	$22,558,454	$(6,157,920	)(f)	$16,400,534

Cost of sales	6,381,025	(661,925	)(f)	5,719,100

Gross profit	16,177,429	(5,495,995)		10,681,434

Operating expenses:

Sales and marketing expenses	11,246,402	(1,473,068	)(g)	9,773,334

Research and development expenses	6,400,698	(829,596	)(h)	5,571,102

General and administrative expenses	7,954,651	—		7,954,651

Total operating expenses	25,601,751	(2,302,664)		23,299,087

Loss from operations	(9,424,322)	(3,193,331)		(12,617,653)

Interest expense, net	128,253	—		128,253
Warrant income	(2,630,400)	—		(2,630,400)

Loss before income taxes	(6,922,175)	(3,193,331)		(10,115,506)

Income tax expense	(1,100,360)	—		(1,100,360)

Net loss	$(8,022,535)	$(3,193,331)		$(11,215,866)

Net loss per share, basic and diluted	$(0.68)			$(0.96)

Weighted average shares outstanding, basic and diluted	11,724,974			11,724,974

Pro forma adjustments to the statement of operations related to the sale of certain assets and related liabilities to EVault:

(f)	Represents direct revenues and cost of sales related to the Open File Manager product line.
(g)	Represents direct cost of sales and marketing activities related to the Open File Manager product line.
(h)	Represents direct cost of research and development activities related to the Open File Manager product line.
(i)	Represents direct general and administrative expenses related to the Open File Manager product line